SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 12, 2002

Commonwealth Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or Other Jurisdiction of Incorporation)	001-13467 (Commission File Number)	56-1641133 (IRS Employer Identification No.)

601 Biotech Drive
Richmond, Virginia 23235
(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 5.    Other Events and Regulation FD Disclosure.

Pursuant to the request of the Nasdaq Stock Market, Inc. and for the purposes of satisfying the calculations contemplated by Marketplace Rule 4310(c)(7), Commonwealth Biotechnologies, Inc. (the “Company”) hereby files the following information relating to its voting securities and principal holders thereof.

The following table sets forth certain information regarding beneficial ownership as of October 20, 2002 (unless otherwise indicated) by (i) each director and nominee for director, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (iii) the each of the Company’s executive officers named in the Compensation Table of the Company’s 2002 proxy statement, and (iv) all directors and officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Name and Address of Beneficial Owner	Shares Beneficially Held (1)	Percentage of Class (1)
Richard J. Freer, Ph.D. (2)	192,419	7.4
Robert B. Harris, Ph.D. (3)	154,575	6.1
Thomas R. Reynolds (4)	111,259	4.4
James H. Brennan (5)	69,814	2.8
L. McCarthy Downs III (6)	33,717	1.4
Samuel P. Sears, Jr. (7)	163,918	6.6
Donald A. McAfee, Ph.D. (8)	21,029	*
James T. Martin (9)	1,063,639	40.0

Total (10)	1,810,370	56.7

* Less than 1%

(1)
Applicable percentages are based on 2,433,780 shares outstanding on October 20, 2002. Also includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of October 20, 2002. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Dr. Freer’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 122,229 shares of Common Stock and warrants to purchase an aggregate of 31,169 shares of Common Stock.

(3)
Dr. Harris’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 90,937 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.

(4)
Mr. Reynolds’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Reynolds includes currently exercisable options to purchase an aggregate of 80,459 shares of Common Stock and warrants to purchase an aggregate of 13,158 shares of Common Stock.

(5)
Mr. Brennan’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Brennan includes currently exercisable options to purchase an aggregate of 62,697 shares of Common Stock and warrants to purchase an aggregate of 834 shares of Common Stock. 550 shares of Common Stock beneficially attributed to Mr. Brennan are owned by his minor son.

(6)
Mr. Downs’ address is 707 East Main Street, 20th Floor, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Mr. Downs represents currently exercisable options to purchase 11,029 shares of Common Stock and warrants to purchase an aggregate of 12,688 shares of Common Stock.

(7)
Mr. Sears’ address is 35 Elm Street, Dennis, Massachusetts 02638. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 21,029 shares of Common Stock and warrants to purchase an aggregate of 27,778 shares of Common Stock.

(8)
Dr. McAfee’s address is 2028 Dabney Road, Suite E-17, Richmond, Virginia 23230. The number of shares deemed to be beneficially held by Dr. McAfee represents currently exercisable options to purchase an aggregate of 21,029 shares of Common Stock.

(9)
Mr. Martin’s address is Agars Island c/o Mainsail 11 Lulworth Lane, Point Shares, Pembroke Bermuda HM 05. The number of shares deemed to be beneficially held by Mr. Martin represents (i) 142,465 shares of Common Stock held by Mr. Martin; (ii) currently exercisable options held by Mr. Martin for 31,250 shares of Common Stock; (iii) 688,146 shares of Common Stock held by Juniper Trading Service, Inc.; and (iv) currently exercisable warrants held by Juniper Trading Services, Inc. to purchase an aggregate of 201,778 shares of Common Stock. Mr. Martin possesses total beneficial ownership of Juniper Trading Services, Inc. Juniper Trading Services, Inc.’s address is Compass Point Building, 9 Bermudiana Road, Hamilton, HM 11 Bermuda.

(10)	Includes currently exercisable options and warrants to purchase an aggregate of 757,011 shares of Common Stock within 60 days of October 20, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

Dated:    November 13, 2002
By:

/s/    ROBERT B. HARRIS, PH.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer